LIMITED WAIVER TO SENIOR SECURED NOTE PURCHASE AGREEMENT
This LIMITED WAIVER TO SENIOR SECURED NOTE PURCHASE
AGREEMENT (this “Agreement”) is entered into as of July 3, 2025, by and among the Company (as hereinafter defined) and the Investor. Reference is made to that certain Senior Secured Note Purchase Agreement, dated as of October 14, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Bolt Threads, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time, as Guarantors (collectively with the Company, the “Note Parties”), and Ginkgo Bioworks, Inc. (“Ginkgo”), as investor (the “Investor” and Ginkgo, as collateral agent for the Investor (in such capacity, together with its successors and assigns, “Collateral Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.
RECITALS
A.The Note Parties have requested that the Investor agree to waive the Note Parties’ compliance with Section 2.4(c) of the Note Purchase Agreement for the June 30, 2025 Interest Payment Date (the “Designated Covenant”) during the period (the “Applicable Period”) commencing as of June 30, 2025 and ending July 31, 2025 as set forth herein.
B.Subject to the terms and conditions set forth herein, the Investor has agreed to waive the Note Parties’ compliance with the Designated Covenant, solely with respect to the Applicable Period.
NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Waiver.
(a)(a) Effective as of the date of this Agreement, the Investor, subject to the terms and conditions set forth herein, hereby waives (the “Waiver”), on a limited, one-time basis, the Note Parties’ compliance with the Designated Covenant solely with respect to, and until the expiration of, the Applicable Period. Notwithstanding the Waiver, and for the avoidance of doubt, on or prior to the expiration of the Applicable Period, the Note Parties shall satisfy the obligations set forth in the Designated Covenant as if such Waiver had not been made or occurred; provided that, if the Note Parties fail to satisfy the obligations set forth in the Designated Covenant on or prior to the expiration of the Applicable Period, then an Event of Default shall be deemed to have occurred automatically, without notice or other action by or on behalf of the Investor or any other Person.
(b)The Note Parties understand that the Waiver provided for herein is a limited waiver and expressly acknowledge and agree that, notwithstanding any other provision of the Note Purchase Agreement or any other Note Document, with respect to the payment of any accrued interest in respect of the Notes in connection with any Interest Payment Date subsequent to the June 30, 2025 Interest Payment Date, (i) the Waiver shall be inapplicable and of no force and effect and (ii) the Investor shall be free to exercise all rights and remedies available to it under the Note

Purchase Agreement, any other Note Document or applicable law, each of which are hereby reserved, to the extent the Note Parties are not then in compliance with the Designated Covenant.
(c)Except as expressly set forth herein, this Agreement shall not limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Investor under the Note Purchase Agreement, any other Loan Document, or applicable law, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement or any other Note Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Note Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement or any other Note Document in similar or different circumstances.
(d)Except as expressly set forth herein, the Note Parties each acknowledge that the Investor has not made any assurances concerning any additional amendment, forbearance, waiver, restructuring or other accommodations.
SECTION 2. Reference To And Effect Upon The Loan Documents.
(a)All terms, conditions, covenants, representations and warranties contained in the Note Purchase Agreement and other Note Documents, and all rights of the Investor and all of the Obligations, shall remain in full force and effect except as expressly modified hereby.
(b)The execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to waive or defer any enforcement action after the occurrence of any Default or Event of Default (other than with respect to compliance with the Designated Covenant with respect to the Applicable Period), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Note Purchase Agreement or any other Note Documents (other than with respect to compliance with the Designated Covenant with respect to the Applicable Period), (iii) constitute a novation of any of the Obligations under the Note Purchase Agreement or other Note Documents, (iv) other than as expressly set forth herein, amend, modify or operate as a waiver of any provision of the Note Purchase Agreement or any other Note Documents or any right, power or remedy of the Investor or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, the Investor reserves all of its rights, powers, and remedies under the Note Purchase Agreement, the other Note Documents and applicable law.
(c)From and after the date of this Agreement, this Agreement shall constitute a “Note Document,” as defined in the Note Purchase Agreement.
(d)The Note Parties acknowledge and agree that the Investor’s agreement to the Waiver with respect to the Applicable Period does not in any manner whatsoever limit the Investor’s right to insist upon strict compliance by the Note Parties with the Note Purchase Agreement, this Agreement or any other Note Document, except as expressly set forth herein.
(e)This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Note Purchase Agreement or any other Note Document.

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SECTION 3. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trail; Confidentiality. Sections 10.14, 10.15, 10.16, and 10.17 of the Note Purchase Agreement apply to this Agreement mutatis mutandis. The Note Parties agree that damages incurred in connection herewith shall be indemnifiable, in accordance with Section 10.3 of the Note Purchase Agreement.
SECTION 4. Entire Agreement. This Agreement, the Note Purchase Agreement, the other Note Documents, and the other written agreements, instruments, and documents entered into in connection therewith constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties hereto or their Affiliates with respect to the subject matter hereof is superseded by this Agreement, the Note Purchase Agreement, and the other Note Documents.
[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BOLT THREADS, INC.,
as Company

By:    /s/ Dan Widmaier     Name: Dan Widmaier
Title:    CEO

[Signature Page to Limited Waiver]

GINKGO BIOWORKS, INC.,
as Investor and Collateral Agent

By:        /s/ Jason Kelly     Name: Jason Kelly
Title: CEO

[Signature Page to Limited Waiver]